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                                                                    EXHIBIT 99.1


NEWS RELEASE                                                     [WILLIAMS LOGO]


NYSE: WMB

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
DATE:     Dec. 19, 2001


CONTACT:  Jim Gipson                         Rick Rodekohr                      Richard George
          Williams (media relations)         Williams (investor relations)      Williams (investor relations)
          (918) 573-2111                     (918) 573-2087                     (918) 573-3679
          Jim.gipson@williams.com            Rick.rodekohr@williams.com         Richard.george@williams.com
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         WILLIAMS TAKING STEPS TO FURTHER STRENGTHEN ITS BALANCE SHEET
  Plan Calls for Reduced Capital Spending, Issuance of Securities and Sale of
                                Non-Core Assets


TULSA, Okla. -- Williams (NYSE: WMB) announced today the company plans to take several steps to strengthen its balance sheet to further solidify its investment-grade credit rating. Senior executives will discuss the plan at a conference at 8:30 a.m. Eastern today; live audio access and replay are available at www.williams.com.

         "We believe both our business platform and strategy are as solid today as they were six months ago, and we have historically met every performance measure required by debt rating agencies to remain an investment grade company," said Steve Malcolm, president and chief operating officer.

         "But as we all know, there is a new reality in financial markets regarding our sector of the energy industry," he said. "Today's steps show that we are being responsive to that sentiment as we continue to execute on the balanced growth strategies for our considerable suite of physical assets, while offering our customers an array of services to manage their price risk and certainty of supply."

         Among the components of the plan:

         o A $1 billion reduction in 2002 capital spending. The 25-percent reduction likely will be split between regulated and unregulated infrastructure projects.



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         o        Issuance of $1 billion in mandatory convertible preferred
                  securities early in 2002.

         o Expected proceeds of from $250 million to $750 million from the sale of certain non-core assets during 2002. The company also will likely recognize a fourth quarter 2001 impairment loss in the range of $120 million to $170 million related to its soda ash facility in Colorado. The loss relates to operational start-up issues since initial production in November 2000. Steps are being taken to address the issues.

         o Initiate action to eliminate the ratings triggers in the limited number of in Williams financings that have them.

         Malcolm said that while deal flow remains robust and has increased since the terrorist attacks and the Enron bankruptcy, current uncertainty surrounding the energy merchant business environment is delaying the pace of closing transactions that were expected during the fourth quarter of this year. While not a certainty, he said he believes Williams will achieve the previously announced 2001 recurring earnings per share of $2.40.

         "We believe today's market environment is a short-term issue and that we ultimately will see stepped-up deal closure," Malcolm said. "While issuing the securities and the additional steps that we announced today will further strengthen our balance sheet, costs of restructuring our capitalization, the economy and other factors may cause us to reduce our year-over-year earnings growth targets from 15 percent per year to 12 to 15 percent."


ABOUT WILLIAMS (NYSE: WMB)

Williams, through its subsidiaries, connects businesses to energy, delivering innovative, reliable products and services. Williams information is available at www.williams.com.

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Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.




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